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                Ernst & Young LLP, Consent of Independent Auditors


We consent to the use of our report dated September 29, 1997, incorporated by reference and included as Exhibit 99.2 in the Current Report on Form 8-K dated December 18, 1997 of The TesseracT Group, Inc. (formerly known as Education Alternatives, Inc.), with respect to the consolidated financial statements of Sunrise Educational Services, Inc. and Subsidiary included in its Annual Report (Form 10-KSB) for the year ended July 31, 1997, filed with the Securities and Exchange Commission.

                                                          Ernst & Young LLP

Tucson, Arizona
January 2, 1998